UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:                                           May 7, 2010
(Date of earliest event reported):

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code                                           (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2009, the Board of Directors of Insituform Technologies, Inc. (the “Company”) approved an amendment to the Company's Restated Certificate of Incorporation to increase the total number of authorized shares of the Company from 62,000,000 to 127,000,000 and to increase the authorized shares of common stock from 60,000,000 to 125,000,000.  The stockholders of the Company duly adopted the amendment by affirmative vote of the holders of the majority of the outstanding stock entitled to vote thereon, at the Company’s annual meeting of stockholders duly called and held on April 21, 2010, upon notice in accordance with Section 222 of the General Corporation Law.

The Amendment became effective upon filing the Certificate of Amendment of Restated Certificate of Incorporation with the Delaware Secretary of State on May 7, 2010.  The amendment to the Restated Certificate of Incorporation is described in the Proxy Statement dated March 17, 2010 for the Company’s annual meeting in Appendix A, “Proposed Amendment to Article Fourth of the Insituform Technologies, Inc. Restated Certificate of Incorporation,” which is incorporated by reference herein.

A copy of the Certificate of Amendment of Restated Certificate of Incorporation of Insituform Technologies, Inc. as filed with the Secretary of State of Delaware is attached hereto as Exhibit 3.1

Item 9.01.	Financial Statements and Exhibits.
	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Insituform Technologies, Inc.

*           *           *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITUFORM TECHNOLOGIES, INC.
/s/ David F. Morris
David F. Morris Senior Vice President, General Counsel and Chief Administrative Officer

Dated:  May 10, 2010

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Insituform Technologies, Inc.